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                                                                    EXHIBIT 3.56
                            ARTICLES OF INCORPORATION

                                       OF

                          U.S. ZINC EXPORT CORPORATION

                                   ARTICLE ONE

         The name of the corporation is U.S. ZINC EXPORT CORPORATION

                                   ARTICLE TWO

         The terms of its duration is perpetual.

                                  ARTICLE THREE

         The business and purposes to be conducted or promoted are: (a) to qualify and conduct business as an Interest Charge Domestic International Sales Corporation within the meanings of Section 992 through 996 of the United States Internal Revenue Code of 1954 as currently in effect or as hereafter amended (or the equivalent provisions of any subsequent revenue laws) and the rules and regulations promulgated thereunder; (b) to sell, exchange or otherwise dispose of property manufactured, produced, grown or extracted in the United States by other persons for direct use, consumption or disposition outside the United States and to perform services related to subsidiary to any such sale, exchange or other disposition; (c) to lease or rent property manufactured, produced, grown or extracted in the United States by other persons for direct use by unrelated persons outside the United States and to perform services related and subsidiary to any such lease or rental; (d) to perform engineering or architectural services for construction projects located outside the United States; (e) to purchase or otherwise acquire, own and hold: property manufactured, produced, grown

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or extracted in the United States by other persons for direct use, consumption or disposition outside the United States; assets used primarily in connection with the sale, lease, rental, storage, handling, transportation, packaging, assembly or servicing of such property or the performance of such engineering and architectural services; accounts receivable and evidences of indebtedness arising by reason of transactions of the corporation; money, bank deposits and other similar temporary investments reasonably necessary to meet working capital requirements; obligations arising in connection with "producer's loans" and stock or securities of "related foreign export corporations" as defined in the United States Internal Revenue Code of 1954 as currently in effect or as hereafter amended (or the equivalent provisions of any subsequent revenue laws) and the rules and regulations promulgated thereunder; obligations issued, guaranteed or insured, in whole or in part, by the Export-Import Bank of the United States or the Foreign Credit Insurance Association; and obligations issued by a domestic corporation organized solely for the purpose of financing sales of export property pursuant to an agreement with the Export-Import Bank of the United States under which such corporation makes export loans guaranteed by such bank; and (f) to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Texas and to possess and exercise all the powers and privileges granted by the Texas Business Corporation Act or by any other law of Texas, together with any lawful powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation and are consistent with the continued qualification of the

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corporation as a domestic international sales corporation within the meaning of
Sections 992 through 996 of the United States Internal Revenue Code of 1954 as currently in effect or as hereafter amended (or the equivalent provisions of any subsequent revenue laws) and the rules and regulations promulgated thereunder.

                                  ARTICLE FOUR

         The aggregate number of shares which the corporation shall have authority to issue is One Hundred Thousand (100,000) with a par value of One Dollar ($1.00) per share.

                                  ARTICLE FIVE

         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of not less than $2,500.00.

                                  ARTICLE SIX

         The address of its registered office is 811 Dallas Avenue, Houston, Texas 77002, and the name of its registered agent at such address is C T Corporation System.

                                 ARTICLE SEVEN

         The number of initial directors if three (3), and the name and address of each director is:

Jerome Robinson         6020 Esperson Street
                        Houston, Texas 77001

Howard Robinson         6020 Esperson Street
                        Houston, Texas 77001

M. Russ Robinson        6020 Esperson Street
                        Houston, Texas 77001

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                                 ARTICLE EIGHT

         The name and address of the incorporator is:

                        WILLIAM G. SMALL
                        Finger, Small & Cohen
                        1900 West Loop South
                        Suite 900
                        Houston, Texas 77027


                                                /s/ WILLIAM G. SMALL
                                                ---------------------------
                                                WILLIAM G. SMALL

THE STATE OF TEXAS )
                   )
COUNTY OF HARRIS   )

         SWORN TO on this the 18th day of January, 1989, by the above named incorporator.

                                      /s/ Sharon L. Floyd
                                      ------------------------------------
                                      NOTARY PUBLIC, STATE OF TEXAS

                                      My commission expires: 5/2/89

                                      Name Printed: Sharon L. Floyd

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[SEAL]

OFFICE OF THE SECRETARY OF STATE
CORPORATIONS SECTION
P.O. BOX 13697
AUSTIN, TEXAS 78711-3697

                             STATEMENT OF CHANGE OF
                          ADDRESS OF REGISTERED AGENT

1.       The name of the entity represented is U. S. ZINC EXPORT CORPORATION

         The entity's file number is _________________________________________

2. The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the secretary of state.)

                811 Dallas Avenue, Houston, Texas 77002

3. The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

                1021 Main Street, Suite 1150, Houston, Texas 77002

4. Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date: June 16, 2000

                                        C T CORPORATION SYSTEM
                                  -------------------------------------
                                      Name of registered agent

                                  /s/        [ILLEGIBLE]
                                  -------------------------------------
                                     Signature of registered agent

         IF THE ENTITY REPRESENTED IS A LIMITED PARTNERSHIP, COMPLETE THE FOLLOWING ACKNOWLEDGEMENT. AN ACKNOWLEDGEMENT IS NOT REQUIRED IF THE ENTITY IS A CORPORATION, FINANCIAL INSTITUTION OR A LIMITED LIABILITY COMPANY.

         State of Texas   )
         County of_______ )


         This instrument was acknowledged before me on_______________________by
                                                             (date)
         _______________________________________________________________________
                         (name of person acknowledging)

                (Notary Seal)

                                               _________________________________
                                               Signature of Notary
                                               Notary Public, State of New York